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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Pursuant to Rule 437a of the Securities Act of 1933, as amended (Release No. 33-8070, effective March 18, 2002), Olympic Steel, Inc. is not required to obtain or file the written consent of its independent public accountants, Arthur Andersen LLP.